UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

Metacrine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39512	47-2297384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3985 Sorrento Valley Blvd., Suite C San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 369-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

ATM Sales Agreement

On October 4, 2021, Metacrine, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with SVB Leerink LLC (“SVB Leerink”) to sell shares of common stock from time to time through an “at-the-market” equity offering program (the “ATM Offering”) under which SVB Leerink will act as the Company’s agent.

Under the Sales Agreement, the Company will set the parameters for the sale of shares of the Company’s common stock, including any price, time or size limits specified by the Company. Subject to the terms and conditions of the Sales Agreement, SVB Leerink may sell shares of the Company’s common stock by any method deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Global Market (“Nasdaq”) or on any other existing trading market for shares of the Company’s common stock. SVB Leerink will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of the Nasdaq. The Sales Agreement may be terminated by the Company upon ten days’ notice to SVB Leerink for any reason or by SVB Leerink upon ten days’ notice to the Company for any reason or at any time. Under the terms of the Sales Agreement, the Company may also sell shares of its common stock to SVB Leerink acting as principal for SVB Leerink’s own account at prices agreed upon at the time of sale.

The Sales Agreement provides that SVB Leerink will be entitled to compensation for its services in an amount up to 3% of the gross proceeds of any shares of common stock sold under the Sales Agreement. The Company has no obligation to sell any shares of common stock under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (the “S-3 Registration Statement”) and a related prospectus filed with the Securities and Exchange Commission on October 4, 2021 relating to the offer by the Company of up to $50,000,000 of shares of common stock in the ATM Offering.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.2 to the S-3 Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Second Amendment to K2 Loan and Security Agreement

On October 1, 2021, the Company entered into a Second Amendment (the “Second Amendment”) to Loan and Security Agreement, dated as of August 27, 2019 (as amended by the First Amendment to Loan and Security Agreement, dated as of March 27, 2020, and the Second Amendment, the “Loan Agreement”), with each other borrower party thereto, each lender party thereto (the “Lenders”), K2 HealthVentures LLC, as administrative agent for the Lenders (the “Administrative Agent”), and Ankura Trust Company, LLC, as collateral agent for the Lenders, pursuant to which (i) the existing term loan tranches were replaced and superseded by new term loan tranches under which the Company may borrow up to an aggregate principal amount of $45.0 million subject to the Company’s achievement of certain milestones, of which the first tranche of $15.0 million was borrowed as of October 1, 2021 (the “Refinancing Term Loans”), refinancing $10.0 million of term loans outstanding prior to the Second Amendment, (ii) the Lenders may convert up to $3.0 million of outstanding principal of the term loans into shares of the Company’s common stock at a conversion price of $3.86 per share (the “Conversion Feature”), (iii) the interest-only period is extended initially through July 1, 2023, but may be extended further to January 1, 2024, subject to the Company’s achievement of certain milestones, and (iv) the term loans under the Loan Agreement bear interest at a floating annual rate equal to the greater of 7.75% or the prime rate then in effect plus 4.50%.

In addition, in connection with the entry into the Second Amendment, the Company also issued to K2 HealthVentures Equity Trust LLC, an affiliate of the Administrative Agent, a warrant to purchase an amount of shares of the Company’s common stock equal to (i) the greater of (a) $375,000 and (b) 2.5% multiplied by the aggregate original principal amount of the Refinancing Term Loans made pursuant to the Loan Agreement divided by (ii) $2.86 per share (the “Warrant Price”), with an exercise price equal to the Warrant Price (the “Lender Warrant”). The Lender Warrant is exercisable immediately and expires on October 1, 2031, provided that, under certain circumstances, the Lender Warrant may terminate and expire earlier in connection with the closing of certain acquisition transactions involving the Company. The Lender Warrant provides that the holder thereof may elect to exercise the Lender Warrant on a net “cashless” basis at any time prior to the expiration thereof.

The foregoing description of the Second Amendment and Lender Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment and Lender Warrant, copies of which will be filed as exhibits to a subsequent filing with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The Company offered the Conversion Feature and the Lender Warrant in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and expects to rely on such exemption for (i) any issuance of shares of its common stock upon conversion of the Conversion Feature and (ii) any issuance of shares of its common stock upon exercise of the Lender Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Metacrine, Inc.

Date: October 4, 2021	By:	/s/ Catherine Lee
Catherine Lee
EVP, General Counsel and Corporate Secretary